Exhibit 10.6

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of the [●], 2021, by and among eToro Group Ltd., a company organized under the laws of the British Virgin Islands (the “Company”), SPAC (as defined below) and the securityholders hereto who have executed a signature page or Joinder Agreement (as defined below) to this Agreement (the “Shareholders”).

WITNESSETH:

WHEREAS, FinTech Investor Holdings V, LLC, a Delaware limited liability company, and FinTech Masala Advisors V, LLC, a Delaware limited liability company (collectively, the “Sponsor”), and FinTech Acquisition Corp. V, a Delaware corporation (“SPAC”), are parties to that certain Registration Rights Agreement, dated as of December 3, 2020, as amended (the “Previous Sponsor Agreement”);

WHEREAS, certain investors (such investors, collectively, the “PIPE Investors”) have agreed to purchase Common Shares (the “PIPE Shares”) in a transaction exempt from registration under the Securities Act pursuant to the respective subscription agreements, each dated as of March 16, 2021, entered into by and between the Company and each of the PIPE Investors (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”);

WHEREAS, pursuant to Section 5.5 of the Previous Sponsor Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of SPAC and the Holders (solely with respect to this paragraph, as defined in the Previous Sponsor Agreement) of at least a majority-in-interest of the Registrable Securities (solely with respect to this paragraph, as defined in the Previous Sponsor Agreement) at the time in question, and the Sponsor is a Holder in the aggregate of at least a majority-in-interest of the Registrable Securities as of the date hereof; and

WHEREAS, in connection with the consummation of the transactions (the “Business Combination”) contemplated by the Agreement and Plan of Merger, dated as of March 16, 2021 by and among the Company, Buttonwood Merger Sub Corp., a Delaware corporation, and SPAC (the “Merger Agreement”), (x) each of SPAC and the Sponsor desire that, effective as of the Closing (as defined below), the Previous Sponsor Agreement shall be cancelled and shall be of no further force and effect, and (y) each of the applicable parties hereto desire that, effective upon the Closing, the Company shall grant the Shareholders certain registration rights with respect to certain securities of the Company and the Shareholders shall be subject to the restrictions, each as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. As used herein, the following terms have the following meanings:

1.1  “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

1.2 “Agreement” shall have the meaning given in the preamble.

1.3  “Board” shall mean the Board of Directors of the Company.

1.4  “Business Combination” shall have the meaning given in the recitals.

1.5  “Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York, Tel-Aviv, Israel or the British Virgin Islands are authorized or required by applicable law to close.

1.6  “Closing” means the closing of the Business Combination.

1.7 “Closing Date” means the date of the Closing.

1.8 “Common Shares” means, following the Closing Date, the common shares, no par value, of the Company.

1.9  “Company” shall have the meaning given in the preamble.

1.10 “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

1.11 “Form F-1 Shelf” shall have the meaning given in Section 2.1.

1.12 “Form F-3 Shelf” shall have the meaning given in Section 2.1.

1.13  “Governmental Entity” means, with respect to the United States, Israel, British Virgin Islands or any other foreign or supranational entity: (a) any federal, provincial, state, local, municipal, foreign, national or international court, governmental commission, government or governmental authority, department, regulatory or administrative agency, board, bureau, agency or instrumentality or tribunal, or similar body; (b) any self-regulatory organization; or (c) any political subdivision of any of the foregoing.

1.14  “Holder” means any Shareholder that is party to this Agreement or listed on a Schedule to this Agreement (including, for the avoidance of doubt, the Shelf Holders) and holds outstanding Registrable Securities.

1.15 “Holder Information” shall have the meaning given in Section 4.2.

1.16 “Insider Letter” means that certain letter agreement, dated as of December 3, 2020, among SPAC, the Sponsors and the Insiders (as such term is defined therein).

1.17 “Joinder Agreement” means a joinder agreement, in substantially the form attached hereto as Exhibit A.

1.18 “Legal Proceeding” means any action, suit, hearing, claim, charge, audit, lawsuit, litigation, inquiry or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

1.19 “Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment, order, assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

1.20 “Lock-Up Agreement” means the Lock-Up Agreement, dated the date hereof, by and among the Company, the Sponsor and the other parties listed on Schedule I thereto.

1.21 “Maximum Number of Securities” shall have the meaning given in Section 2.3.2.

1.22  “Merger Agreement” shall have the meaning given in the recitals.

1.23  “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

1.24  “Permitted Transferees” shall have the meaning given in Section 5.6.2.

1.25 “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

1.26  “PIPE Investors” shall have the meaning given in the recitals.

1.27 “PIPE Shares” shall have the meaning given in the recitals.

1.28 “Previous Sponsor Agreement” shall have the meaning given in the recitals.

1.29 “Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

1.30  “Registrable Securities” means the Common Shares owned by any Holder party hereto immediately following the Closing, including any Common Shares issuable upon the exercise of warrants, and any other equity security of the Company issued or issuable with respect to any such Common Shares by way of a share dividend or share split or in connection with a combination of share, acquisition, recapitalization, consolidation, reorganization, share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engagement in any other similar transaction; provided that as to any particular Registrable Security, such securities shall cease to be Registrable Securities on the earlier to occur of (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been Transferred in accordance with such Registration Statement by the applicable Holder; (B)(i) such securities shall have been otherwise Transferred, (ii) new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further Transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require Registration; (C) such securities shall have ceased to be outstanding; (D) such securities are freely saleable without Registration by the Holder thereof pursuant to Rule 144, as promulgated under the Securities Act (without the need for any manner of sale requirement or volume limitation and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) (or Rule 144(i)(2), if applicable)); or (E) such securities are sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

1.31 “Registration” shall mean a registration, including any related Underwritten Offering, effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

1.32 “Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

1.32.1 all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Common Shares are then listed;

1.32.2 fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters, if any, in connection with blue sky qualifications of Registrable Securities);

1.32.3 printing, messenger, telephone and delivery expenses;

1.32.4 reasonable fees and disbursements of counsel for the Company;

1.32.5 reasonable fees and disbursements of one (1) counsel for the Sponsor, not to exceed $30,000; and

1.32.6 reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration.

1.33  “Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

1.34  “SEC” means the Securities and Exchange Commission.

1.35 “Securities Act” means the Securities Act of 1933, as amended.

1.36 “Shareholders” shall have the meaning given in the preamble.

1.37 “Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

1.38 “Shelf Holders” shall mean the Holders set forth on Schedule I hereto, which Schedule, notwithstanding anything else in this Agreement, shall be subject to amendment at the Company’s sole discretion, with any such Holder’s participation in a Registration evidence of their agreement to be bound by the terms of this Agreement.

1.39 “Shelf Registration” shall mean a Registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

1.40 “Shelf Underwriting” shall have the meaning given in Section 2.3.

1.41 “SPAC” shall have the meaning given in the recitals.

1.42  “Sponsor” shall have the meaning given in the recitals.

1.43  “Sponsor Early Release Date” shall have the meaning given thereto in the Lock-Up Agreement.

1.44 “Sponsor Early Release Shares” shall have the meaning given thereto in the Lock-Up Agreement.

1.45 “Subscription Agreement” shall have the meaning given in the recitals.

1.46 “Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.2.

1.47  “Transfer” shall mean, directly or indirectly, the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction with respect to, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (z) public announcement of any intention to effect any transaction specified in clause (x) or (y).

1.48 “Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

1.49 “Underwriting Request” shall have the meaning given in Section 2.3.

1.50 “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

1.51 “U.S. Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

1.52 “Withdrawal Notice” shall have the meaning given in Section 2.3.3.

2. Registration. The following provisions govern the Registration of the Company’s securities:

2.1 Filing. As soon as practicable but no later than (x) ten (10) U.S. Business Days following the Closing Date, if the Closing Date occurs on or before September 30, 2021 or (y) five (5) U.S. Business Days following the Closing Date, if the Closing Date occurs after September 30, 2021, the Company shall submit to or file with the SEC a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”) or a Registration Statement for a Shelf Registration on Form F-3 (the “Form F-3 Shelf”), if the Company is then eligible to use a Form F-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) Business Days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the sixtieth (60th) calendar day following the filing date thereof if the SEC notifies the Company that it will “review” the Registration Statement and (b) the fifth (5th) U.S. Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, the majority-in-interest of the Holders named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form F-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form F-3 Shelf as soon as practicable after the Company is eligible to use Form F-3. The Company’s obligation under this Section 2.1, shall, for the avoidance of doubt, be subject to Section 3.5. References to Form F-1 and F-3 herein (or any successors thereto) shall include references to Form S-1 and S-3 (or any successors thereto) if the Company ceases to be eligible to use Form F-1 or Form F-3.

2.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, a majority-in-interest of the Holders named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.2, shall, for the avoidance of doubt, be subject to Section 3.5.

2.3 Request for Underwritten Offering.

2.3.1 Shelf Underwriting. During the thirty (30) day period beginning on the Sponsor Early Release Date, the Sponsor may make one (1) written demand to elect to sell all or any part of the Sponsor Early Release Shares pursuant to an Underwritten Offering pursuant to the Registration Statement, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof; provided that the Company shall only be obligated to effect an Underwritten Offering if such offering shall include Registrable Securities proposed to be sold by the Sponsor, with a total offering price reasonably expected to exceed, in the aggregate, $50 million. The Sponsor shall make such election by delivering to the Company a written request (an “Underwriting Request”) for such Underwritten Offering specifying the number of Sponsor Early Release Shares that the Sponsor desires to sell pursuant to such Underwritten Offering (the “Shelf Underwriting”). The Sponsor shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable internationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Company shall use its reasonable best efforts to effect such Shelf Underwriting, including the filing of any prospectus supplement or any post-effective amendments and otherwise taking any action necessary to include therein all disclosure and language deemed necessary or advisable by the Sponsor to effect such Shelf Underwriting.

2.3.2 Reduction of Shelf Underwriting. If the managing Underwriter or Underwriters in the Shelf Underwriting, in good faith, advises the Company and the Sponsor with respect to such Shelf Underwriting in writing that the dollar amount or number of Registrable Securities that the Sponsor desires to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell and all other Common Shares or other equity securities, if any, that have been requested to be sold in the Shelf Underwriting pursuant to separate written contractual piggy-back registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Shelf Underwriting without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in the Shelf Underwriting, before including any Common Shares or other equity securities proposed to be sold by the Company or by other holders of Common Shares or other equity securities, the Registrable Securities of the Sponsor that can be sold without exceeding the Maximum Number of Securities.

2.3.3 Withdrawal. Prior to the filing of the applicable “red herring” Prospectus or Prospectus supplement used for marketing the Shelf Underwriting, the Sponsor shall have the right to withdraw from the Shelf Underwriting for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from the Shelf Underwriting. If withdrawn, the demand for the Shelf Underwriting shall constitute the demand for the Shelf Underwriting by the Sponsor for purposes of Section 2.3.1, unless the Sponsor reimburses the Company for all Registration Expenses with respect to the Shelf Underwriting (or, if there are any other shareholders participating in the Shelf Underwriting, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that the Sponsor has requested be included in the Shelf Underwriting). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Shelf Underwriting prior to its withdrawal under this Section 2.3.3.

3. Company Procedures

3.1 General Procedures. In connection with any Shelf and/or Underwritten Offering, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as soon as reasonably practicable:

3.1.1 prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

3.1.2 prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 at least two (2) Business Days prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement or Prospectus as a result of or in connection with such Holders’ review;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, registrar and a CUSIP number for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, within five (5) Business Days after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any Legal Proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 notify the Holders, within five (5) Business Days, at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.5;

3.1.9 in the event of an Underwritten Offering, in each of the following cases to the extent customary for a transaction of its type, permit the Sponsor, the Underwriters or other financial institutions facilitating such Underwritten Offering, if any, and any attorney, consultant or accountant retained by the Sponsor or Underwriters to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Underwritten Offering; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.10 in the event of an Underwritten Offering, permit the Sponsor to rely on any “cold comfort” letter from the Company’s independent registered public accountants provided to the managing Underwriter of such offering;

3.1.11 in the event of an Underwritten Offering, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of the Underwritten Offering, addressed to the Underwriters, if any, covering such legal matters with respect to the Underwritten Offering in respect of which such opinion is being given as the Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.12 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.13 in the event of any Underwritten Offering, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.14 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders (as well as of any attorney, consultants or consultant retained by the Holders under Section 3.1.9 or otherwise).

3.3 Share Distributions. In connection with any Shelf, if the Company shall receive a request from a Holder of Registrable Securities included therein to effectuate a pro rata in-kind distribution or other similar Transfer for no consideration of such Registrable Securities pursuant to such Registration to its members, partners or shareholders, as the case may be, then the Company shall deliver or cause to be delivered to the transfer agent and registrar for the Registrable Securities an opinion of counsel to the Company reasonably acceptable to such transfer agent and registrar that any legend referring to the Securities Act may be removed upon such distribution or other Transfer of such Registrable Securities pursuant to such Registration; provided that the distributee or transferee of such Registrable Securities is not and has not been for the preceding ninety (90) calendar days an affiliate of the Company (as defined in Rule 405 promulgated under the Securities Act). The Company’s obligations hereunder are conditioned upon the receipt of a representation letter reasonably acceptable to the Company from such Holder regarding such proposed pro rata in-kind distribution or other similar Transfer for no consideration of such Registrable Securities.

3.4 Requirements for Participation in Registration Statement in Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the Registration and such Holder continues thereafter to withhold such information. Notwithstanding anything in this Agreement, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.4 shall not affect the Registration of the other Registrable Securities to be included in such Registration.

3.5 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.5.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.5.2 Subject to Section 3.5.3, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board, upon the advice of external legal counsel, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.5.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.5.3 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.5.2 shall be exercised by the Company, in the aggregate, for not more than three (3) occasions, for not more than ninety (90) consecutive calendar days or for not more than one hundred and twenty (120) total calendar days, in each case, during any twelve (12)-month period.

3.6 Reporting Obligations. As long as any Registrable Securities remain outstanding, the Company, at all times while it shall be a reporting company under the Exchange Act, shall use reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.6. The Company further covenants that it shall use reasonable efforts to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Common Shares held by such Holder without Registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect).

4. Indemnification and Contribution

4.1 The Company agrees to indemnify, to the extent permitted by law, each participating Holder, its officers, directors and agents and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees of one (1) counsel) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. In the event of any Underwritten Offering, the Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.2 In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint, among such Holders, and the liability of each such Holder shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.3 Each Holder acknowledges its primary responsibilities under the Securities Act and covenants and agrees to not sell or otherwise Transfer Common Shares or any interest therein without complying with the requirements of the Securities Act. Both the Company and its transfer agent and each of their directors, officers and agents and each Person who controls the Company and its transfer agent, may rely on this Section 4.3 and each Holder hereunder will indemnify and hold harmless each of such persons from all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any breaches or violations of this Section 4.3.

4.4 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such Legal Proceeding.

4.5 The indemnification provided for under this Section 4 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the Transfer of Registrable Securities. The Company and each Holder participating in an offering also agree to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.6 If the indemnification provided under this Section 4 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.6 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 4.1, Section 4.2 and Section 4.4 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any Legal Proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.6 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.6. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.6 from any Person who was not guilty of such fraudulent misrepresentation.

5. Miscellaneous.

5.1 Confidentiality. Each Shareholder agrees that any information obtained pursuant to this Agreement (including any information about any proposed Registration or offering pursuant to Section 2) will not be disclosed or used for any purpose other than the exercise of rights under this Agreement without the prior written consent of the Company; provided that each Shareholder may disclose any such information on a confidential basis to its directors, officers, employees, representatives and legal counsel.

5.2 Effectiveness; Termination of Previous Agreement. This Agreement shall become effective as of the Closing and prior thereto shall be of no force or effect. If the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and be of no force or effect, and the Previous Sponsor Agreement shall remain in full force and effect in accordance with its terms with respect to the parties thereto. Effective as of the Closing, this Agreement shall supersede and replace in its entirety the terms and conditions of the Previous Sponsor Agreement, which Previous Sponsor Agreement shall be automatically terminated and canceled in its entirety and shall be null and void and of no further force or effect.

5.3 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

5.4 Governing Law. This Agreement and any action, suit, dispute, controversy or claim arising out of this Agreement, or the validity, interpretation, breach or termination of this Agreement, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

5.5 Exclusive Jurisdiction; Waiver of Jury Trial

5.5.1  Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware (or, to the extent that such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware), in each case in connection with any Legal Proceeding based upon or arising out of this Agreement, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each party hereto waives, and shall not assert as a defense in any legal dispute, that: (a) such party is not personally subject to the jurisdiction of the above named courts for any reason; (b) such Legal Proceeding may not be brought or is not maintainable in such court; (c) such party’s property is exempt or immune from execution; (d) such Legal Proceeding is brought in an inconvenient forum; or (e) the venue of such Legal Proceeding is improper. Each party hereby agrees not to commence or prosecute any such Legal Proceeding other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Legal Proceeding to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such Legal Proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.11. Notwithstanding the foregoing in this Section 5.5.1, any party may commence any Legal Proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

5.5.2 TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENT THAT CANNOT BE WAIVED, EACH OF THE PARTIES AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL PROCEEDING IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL PROCEEDING A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL PROCEEDING WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

5.6 Successors and Assigns; Assignment.

5.6.1 Except as otherwise expressly set forth in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

5.6.2 None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of assignments and transfers from a Shareholder to any other Person which controls, is controlled by, or is under common control with, such Shareholder, and as to any Shareholder which is an entity, assignments and transfers to its direct or indirect partners, members or equity holders, any affiliate (as defined in Rule 405 promulgated under the Securities Act), or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates (for the avoidance of doubt, a managed account managed by the same investment manager of any member of either Sponsor shall be deemed an affiliate of such member) or to the extent not already permitted pursuant to the foregoing, to any Person described in clauses 2(a) through 2(f), 2(h) or 2(k) of Section 3(d) of the Insider Letter (collectively “Permitted Transferees”).

5.6.3 Notwithstanding anything in this Section 5.6, (a) any Permitted Transferee shall, in connection with their purchase of Common Shares, execute a Joinder Agreement to be entered into between the Company and such Permitted Transferee at the time of the applicable Transfer, pursuant to which such Permitted Transferee shall be deemed to be a party to this Agreement, and (b) any other Person owning or acquiring Registrable Securities of the Company may, at the Company’s request, execute a Joinder Agreement with the Company, pursuant to which such Person shall be deemed to be a party to this Agreement. Failure to comply with this Section 5.6.3 shall relieve the Company of its obligations under this Agreement with respect to such Permitted Transferee. Unless otherwise noted in the applicable Joinder Agreement, each Permitted Transferee shall be deemed a Holder.

5.7 Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede all prior agreement and understanding, both oral and written between the parties with respect to the subject matter of this Agreement, including the Previous Sponsor Agreement. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) with the written consent of the Company and the Holders holding a majority-in-interest of the Registrable Securities; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder or a group of Holders, solely in its or their capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of each Holder so affected.

5.8 Other Registration Rights. Other than the PIPE Investors who have registration rights with respect to their PIPE Shares pursuant to their respective Subscription Agreements, the Company represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person following the Closing Date.

5.9 Termination. This Agreement will automatically terminate upon the earlier to occur of (i) the tenth (10th) anniversary of the date of this Agreement (ii) any acquisition of the Company, including by way of merger or consolidation, after the Business Combination, as a result of which the Registrable Securities are converted into the right to receive consideration consisting solely of cash or other property other than securities listed on a national securities exchange registered under Section 6 of the Exchange Act or (iii) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities.

5.10 Shareholder Information. Each Shareholder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.11 Notices. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be mailed by registered mail, postage prepaid, or otherwise delivered by electronic mail, hand or by messenger, addressed to such party’s address as set forth in the shareholders register maintained by the Company or at such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 5.11 shall be effective (a) on the date of delivery if delivered personally; (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) when sent, if delivered by email (provided that no “error message” or other notification of non-delivery is generated); or (d) on the fifth (5th) Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Any notice or communication under this Agreement must be addressed, if to the Company, to: eToro Group Ltd., 30 Sheshet Hayamim St., Bnei Brak, Israel, Attention: Elad Lavi and Debbie Kahal, copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, NY 10001, Attention: David Goldschmidt, Sven Mickisch and Maxim Mayer-Cesiano, and, if to any Holder, at such Holder’s address, email address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) calendar days after delivery of such notice as provided in this Section 5.11.

5.12 Delays or Omissions. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

5.13 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Legal Requirement: (i) such provision will be fully severable; (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

5.14 Counterparts; Electronic Execution. This Agreement may be executed in multiple counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file, Adobe Sign, or DocuSign)), all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

5.15 Aggregation of Shares. All Common Shares held by affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.16 No Third-Party Beneficiaries. Except as expressly provided in this Agreement, this Agreement (including the documents and instruments referred to herein) is not intended to confer on any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder.

5.17 Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

5.18 Adjustments. If, and as often as, there are any changes in the Registrable Securities by way of share split, share dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Registrable Securities as so changed.

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IN WITNESS WHEREOF the parties have signed this Agreement as the date first set forth above.

ETORO GROUP LTD.

By:
Name:
Title:

Shareholders:

Name:
Address:

[Signature Page to Registration Rights Agreement]

FINTECH ACQUISITION CORP. V

By:
Name:
Title:
Address:

FINTECH INVESTOR HOLDINGS V, LLC

By:
Name:
Title:
Address:

FINTECH MASALA ADVISORS V, LLC

By:
Name:
Title:
Address:

[Signature Page to Registration Rights Agreement]

Schedule I

Shelf Holders

Exhibit A

Form of Joinder Agreement